UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)        July 19, 2004
                                                   -------------------------

                                Rapidtron, Inc.
     ----------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Nevada                   000-31713                      88-0455472
-----------------------------   ---------------------   ------------------------
(State or other jurisdiction      (Commission                   (IRS Employer
 of incorporation                 File Number)               Identification No.)



  3151 Airway Avenue, Costa Mesa, California                     92626-4627
---------------------------------------------------   --------------------------
(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code           (949) 798-0652
                                                        ------------------------


     ----------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]   Written  communications  pursuant to Rule 425 under the Securities Act (17
      CFR    230.425)
[ ]   Soliciting  material  pursuant  to  Rule 14a-12 under the Exchange Act (17
      CFR    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On October 8, 2004, we entered into a Loan Agreement and related loan documents more fully described in Item 2.03 and Item 3.02 below, which information is hereby incorporated by reference.

     In connection with the Loan Agreement, we entered into a Security Agreement, pursuant to which we granted a security interest in all of our assets, securing payment and performance of the loan. The lender has the right to foreclose on our assets if we default in the payment of principal and interest on November 8, 2004, or if we become insolvent or bankrupt prior to November 8, 2004.

ITEM 2.03.  CREATION OF A DIRECT FINANCIAL OBLIGATION

     On October 8, 2004, we became obligated for repayment of $250,000 pursuant to a loan agreement and a Secured Convertible Promissory Note, dated October 8, 2004, in the principal amount of up to $350,000.

     The material terms of the loan agreement and promissory note are as follows:

      -     We  may  borrow  up  to  $350,000

      - The interest rate is ten percent (10%) per annum, unless we are in default of the note, in which event the interest rate is 14% per annum until the default is cured

      - All principal and interest is due on the earlier of (a) the receipt of an investment or loan from a third-party investor or lender, or
            (b)  November  8,  2004

      - If we are late making payment, then we must pay a late fee equal to 5% of the amount past due

      - Proceeds of the loan must be used as follows: (a) the first $250,000 to SCI as a loan as required by the Memorandum of Understanding with Smart Card Integrators, Inc. ("SCI") filed as an exhibit to our Form 8-K filed with the SEC on August 3, 2004, and (b) the last $100,000 for legal fees owed by the company

      -     The  loan  is  secured  by  all  of  the  assets  of  the  company

      - Payment and performance under the loan is personally guaranteed by John Creel

     On October 8, 2004, we accepted loan proceeds of $250,000, which were subsequently loaned to SCI pursuant to the terms of the loan agreement. An additional $100,000 is available to the company at our election prior to the maturity date, for the sole purpose of paying the company's outstanding legal fees.

     Additional, material terms of the loan regarding conversion into common stock are described in Item 3.02 below, which is hereby incorporated by reference.

ITEM 3.02  UNREGISTERED SALE OF SECURITIES

     The information in this report should not be deemed an offer of securities. The unregistered sale of securities reported in this Item 3.02 has been closed.

     The company made and delivered the Secured Convertible Promissory Note, dated October 8, 2004. The information presented in Item 2.03 above is hereby incorporated by reference. If the company defaults by failing to make full payment of principal and interest on the maturity date of the note, then the holder of the note may, in its sole discretion, convert all or any portion of the balance of the note into common stock of the company, at a conversion rate of the lesser of (a) $0.33 per share, or (b) the average lowest closing bid price during the five (5) trading days immediately prior to the conversion.

     If the company defaults and the note is converted into common stock, then we have the obligation to register the resale of the common stock by the holder within 6 months following conversion.

     No broker or underwriter discounts or commission were paid or will be owed as a result of this transaction or the conversion.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     RAPIDTRON, INC., a Nevada corporation




Date: October 12, 2004               By: John A. Creel
                                     -------------------------------------------
                                     John Creel,
                                     Chief Executive Officer